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                                                                  EXHIBIT 10.52

                            ASSET PURCHASE AGREEMENT

                                  by and among

                          FALCON COMMUNITY CABLE, L.P.,
                         a Delaware limited partnership,

                               FALCON CABLE MEDIA,
                        a California limited partnership,

                     FALCON CABLE SYSTEMS COMPANY II, L.P.,
                        a California limited partnership

                                       and

                  FALCON CLASSIC CABLE INCOME PROPERTIES, L.P.,
                        a California limited partnership,

                            Dated as of June 27, 1997





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                            ASSET PURCHASE AGREEMENT


                  ASSET PURCHASE AGREEMENT, dated as of June 27, 1997 (this "Agreement") by and among Falcon Classic Cable Income Properties, L.P., a California limited partnership ("FCCI"), Falcon Community Cable, L.P., a Delaware limited partnership ("Community Cable"), Falcon Cable Media, a California limited partnership ("Cable Media"), and Falcon Cable Systems Company II, L.P., a California limited partnership ("Cable Systems II") (Community Cable, Cable Media and Cable Systems II are collectively referred to herein as the "Purchasers" and each a "Purchaser").

                                    RECITALS

                  A. Falcon Classic Cable Investors, L.P., a California limited partnership (the "General Partner"), is the general partner of FCCI.

                  B. Pursuant to Section 4.9 of the Amended and Restated Agreement of Limited Partnership of FCCI, dated as of May 15, 1989 (the "Partnership Agreement") (capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed thereto in the Partnership Agreement), the General Partner may cause the sale of all or substantially all of the Cable Systems to the General Partner or to any Affiliate of the General Partner for cash at the median of three independent appraised values of fair market value pursuant to the Appraisal Process (the "Appraised Value").

                  C. Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), (i) is the general partner of the General Partner, (ii) is a general partner of Community Cable, (iii) is a general partner of Cable Media, and (iv) is a general partner of Cable Systems II.

                  D. As a result of the relationships described in the foregoing recitals, the Purchasers are Affiliates of the General Partner.

                  E. Pursuant to an Assignment of Right to Purchase, dated as of the date hereof, among the General Partner and each of the Purchasers, the General Partner has assigned to the Purchasers the right to purchase all of the Cable Systems of FCCI at their Appraised Value.

                  F. The Purchasers desire to purchase all of the Cable Systems of FCCI at their Appraised Value and the General Partner desires to cause FCCI to sell all of the Cable Systems of FCCI to the Purchasers at their Appraised Value in accordance with Section 4.9 of the Partnership Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good


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and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.1. DEFINED TERMS. The following terms, as used in this Agreement, shall have the following meanings (and such meanings shall be equally applicable to both the singular and plural forms of the terms defined herein):

                  "Bill of Sale" shall mean such bills of sale, instruments of conveyance and assignment and assumption as may be necessary to effect the Sale of the Cable Systems.

                  "Cable Systems" shall mean, collectively, all right, title and interest of FCCI in all assets, rights, privileges, interests, claims and properties, whether tangible or intangible, owned, used or held by FCCI for use in connection with the provision of cable television services and, if required by the context, the five specific Cable Systems owned and operated by FCCI in Redmond, Oregon (the "Redmond Cable System"), Burke County, North Carolina (the "Burke County Cable System"), Somerset, Kentucky (the "Somerset Cable System"), Centreville, Maryland (the "Centreville Cable System"), and California City, California (the "California City Cable System").

                  "Cable System Contracts" shall mean all contracts, purchase orders and other agreements of FCCI to the extent relating to the construction, operation or maintenance of the Cable Systems. Cable System Contracts shall not include any Local Authorization or FCC License.

                  "Closing" shall mean the consummation of the Sale.

                  "Communications Act" shall mean the Communications Act of 1934, as amended.

                  "FCC" shall mean the Federal Communications Commission.

                  "FCC Consents" shall mean consents of the FCC to the transfer of the FCC Licenses to the Purchasers in connection with the Sale.

                  "FCC Licenses" shall mean the licenses and permits of the FCC held by FCCI in connection with the operation of the Cable Systems.

                  "Franchise Areas" shall mean the areas in which FCCI is authorized to provide cable television service under the Local Authorizations and the areas served by any of the Cable Systems in which FCCI provides cable television service without a Local Authorization.


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                  "Governmental Authority" shall mean any federal, state,
municipal or local governmental authority or political subdivision thereof.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Legal Requirement" shall mean the requirements of any law, ordinance, statute, rule, regulation, code, order, judgment, decree, injunction, franchise, determination, approval, permit, license, authorization or other requirement of any Governmental Authority.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, adverse claim or encumbrance of any kind in respect of such asset.

                  "Local Authority" shall mean any Governmental Authority having jurisdiction to grant a cable television franchise with respect to all or a portion of any Cable System.

                  "Local Authority Consent" shall mean any approval, authorization or consent of a Local Authority necessary for a change in control of a Local Authorization or otherwise in connection with the consummation of the Sale.

                  "Local Authorizations" shall mean all authorizations, approvals, franchises, licenses and permits of Local Authorities granted to the Partnership which permit the operation of the Cable Systems as amended, modified or supplemented.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, results of operations or prospects of the business of FCCI or any of the Cable Systems.

                  "Permitted Liens" shall mean (i) Liens for Taxes not yet due and payable; (ii) any carrier's, warehousemen's, mechanic's, materialmen's, repairmen's, employees' or other like Lien arising in the ordinary course of business; (iii) easements, rights-of-way, restrictions, encroachments and other similar encumbrances which do not materially interfere with the use of the Cable Systems as presently used; and (iv) rights of first refusal in favor of, and restrictions imposed by, Governmental Authorities.

                  "Person" shall mean and include an individual, a corporation, a partnership (general, limited or limited liability), a joint venture, a limited liability company, an association, a trust or any other organization or entity, including a Governmental Authority.

                  "Purchase Price" shall mean $82,000,000 in the aggregate, allocated among the Cable Systems as provided in Schedule 2.1.

                  "Right of First Refusal" shall mean any right of first refusal of a Local Authority in regard to or arising as a result of the Sale.



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                  "Taxes" shall mean all taxes, fees, duties, imposts, levies, withholdings, tax deficiencies, assessments, and charges, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes and customs duties of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts relating thereto, imposed by any Governmental Authority (domestic or foreign).

                  "Unapproved FCC Assets" shall mean all equipment relating to Unapproved FCC Licenses.

                  "Unapproved FCC License" shall mean an FCC License as to which all FCC Consents have not been obtained or do not remain in full force and effect immediately prior to the Closing Date.

                  "Unapproved Franchise Areas" shall mean Franchise Areas covered by Unapproved Local Authorizations.

                  "Unapproved Franchise Assets" shall mean, with respect to all Unapproved Franchise Areas, all Unapproved Local Authorizations and all related real property and equipment.

                  "Unapproved Local Authorizations" shall mean a Local Authorization (other than Right of First Refusal Local Authorizations) as to which all Local Authority Consents have not been obtained or do not remain in full force and effect immediately prior to the Closing Date.


                                   ARTICLE II.

                                PURCHASE AND SALE

                  SECTION 2.1. PURCHASE AND SALE.

                  (a) Subject to the satisfaction or waiver in writing of the conditions set forth herein and to the other terms, conditions and provisions hereof, on a date as soon as practicable following the satisfaction or waiver of the conditions set forth herein (the "Closing Date"), FCCI shall execute and deliver to each Purchaser a Bill of Sale pursuant to which FCCI shall sell, convey, assign, transfer and deliver to the Purchasers, and the Purchasers shall purchase, acquire, accept and pay for, all of FCCI's right, title and interest in all Cable Systems owned by FCCI, including, subject to Section 2.2, FCCI's rights under the Cable System Contracts and each Purchaser shall execute and deliver a Bill of Sale and thereby assume and agree to perform in accordance with their terms the Cable System Contracts, FCC Licenses and Local Authorizations (the "Sale"). Schedule 2.1 hereto sets forth the Cable Systems of FCCI to be purchased by each respective Purchaser and the portion of the Purchase Price to be paid by each such Purchaser.


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                  (b) At the Closing, the Purchasers shall, severally but not jointly, deliver to FCCI the Purchase Price related to the respective Cable Systems to be purchased by them in immediately available funds (by wire transfer to an account designated in writing by FCCI prior to the Closing Date).

                  SECTION 2.2. LACK OF CONSENTS. If the Sale requires the consent of another Person under any Cable System Contract and such consent has not been obtained prior to the Closing Date or does not remain in full force and effect at the Closing Date, such failure to obtain such consent or failure of such consent to be in full force and effect shall not itself constitute a breach of any provision hereof. FCCI shall, with respect to each such Cable System Contract, use its reasonable commercial efforts (at the expense of the Purchaser of such Cable System Contract and at no out-of-pocket expense to FCCI, but without such Purchaser being required to provide any consideration therefor) to:
(i) keep each such Cable System Contract in effect and obtain such consent; (ii) provide to the appropriate Purchaser the benefits of each such Cable System Contract through subcontract or otherwise; (iii) cooperate in any reasonable arrangement designed to provide such benefits to such Purchaser; and (iv) enforce, at the request and sole expense of the appropriate Purchaser, any rights of such Purchaser included in the Cable Systems under or with respect to any such Cable System Contract against all other Persons (including termination of the foregoing in accordance with the terms thereof upon the election of such Purchaser), in each case of clauses (i)-(iv) to the extent that any Purchaser performs all obligations of FCCI under such Cable System Contract. If all such consents under any such Cable System Contract are obtained after the Closing Date, FCCI shall promptly assign such Cable System Contract to the appropriate Purchaser and such Purchaser shall assume all obligations under such Cable System Contract with respect to periods following such assignment, in each case without the payment of additional consideration by any Purchaser or FCCI.

                  SECTION 2.3.  LACK OF REGULATORY APPROVALS.

                  (a) If immediately prior to the Closing Date any Local Authority Consent or FCC Consent has not been obtained or does not remain in full force and effect immediately prior to the Closing Date, such failure to obtain such Local Authority Consent or FCC Consent or such failure of such Local Authority Consents or FCC Consent to be in full force and effect shall not itself constitute a breach of any provision hereof.

                  (b) If at any time following the Closing Date, FCCI is able to transfer to the appropriate Purchaser (or a designee of such Purchaser) an Unapproved Local Authorization or an Unapproved FCC License, FCCI shall promptly transfer to such Purchaser (or such designee of such Purchaser) such Unapproved Local Authorization and all related Unapproved Franchise Assets and such Unapproved FCC License and all related Unapproved FCC Assets, as the case may be. Such Purchaser (or such designee of such Purchaser), as the case may be, shall assume, pay, perform and discharge the obligations arising after the Closing Date under or in respect of any such Unapproved Local Authorization or Unapproved FCC License so transferred.



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                  SECTION 2.4.  RECEIPT OF CONSENTS. It is the intent of the parties that the arrangements described in Sections 2.2 and 2.3 continue for the shortest possible time, and to this end they agree to use reasonable commercial efforts to obtain all consents (including Local Authority Consents) to the Sale referred to in said Sections as promptly as practicable following the Closing Date. FHGLP shall coordinate the efforts to obtain such consents, and the Purchasers shall be responsible for all costs, expenses, liabilities, obligations and burdens with respect to such consents (allocated to the appropriate Cable System).

                  SECTION 2.5. NO ASSUMPTION OF LIABILITIES. FCCI shall retain, shall continue to be responsible after the Closing for, shall pay, perform and discharge, and shall indemnify and hold the Purchasers and each of their Affiliates harmless from and against, all liabilities and obligations (whether incurred, accrued, arising or known prior to, at or after the Closing, whether or not known, suspected, asserted or claimed at the Closing or at any time theretofore or thereafter, whether or not reflected or provided for, or required to be reflected or provided for, in any balance sheet of FCCI and whether fixed, liquidated, unliquidated, absolute, contingent or otherwise) which relate to or arise out of the business, assets or operations of FCCI as heretofore, currently or hereafter conducted through the Closing Date, any of the Cable Systems or the past operation, condition or use of any of the Cable Systems, including those related to: (i) product liability; (ii) general tort liability; (iii) any other activity undertaken by FCCI or relating to any of the Cable Systems; or (iv) any obligation or liability of FCCI to any of its partners or in respect of any management fee or sales fee; other, however, than obligations under the Cable System Contracts, FCC Licenses and Local Authorizations specifically assumed by a Purchaser.


                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF FCCI

                  FCCI represents and warrants to the Purchasers that:

                  SECTION 3.1. EXISTENCE AND POWER. FCCI (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, (ii) is authorized to transact business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualification, and (iii) has all partnership powers required to carry on its business as conducted on the date hereof, with such exceptions to clauses (i), (ii) and (iii) as would not have a Material Adverse Effect or materially and adversely affect the ability of any Purchaser to consummate the Sale.

                  SECTION 3.2. AUTHORIZATION. FCCI has the partnership power to own and operate the Cable Systems. FCCI has the partnership power to enter into this Agreement and to consummate the Sale. The execution and delivery by FCCI of this Agreement and the consummation by FCCI of the Sale has been duly authorized by all necessary partnership action.



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                  SECTION 3.3.  GOVERNMENTAL AUTHORIZATION. The execution and delivery of this Agreement by FCCI, and the performance by FCCI of this Agreement, and the consummation by FCCI of the Sale, require no material action by or in respect of, or material filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act, and the Local Authorizations.

                  SECTION 3.4. CONSENTS. Except as set out in Schedule 3.4, no material consent by any Person under any Cable System Contract is required or necessary for the execution and delivery of this Agreement by FCCI, or the performance by FCCI of this Agreement, or the consummation of the Sale contemplated to be consummated by it pursuant hereto, except as would not have a Material Adverse Effect.

                  SECTION 3.5.  NON-CONTRAVENTION.

                  (a) The execution, delivery and performance of this Agreement by FCCI, and the consummation by FCCI of the Sale, do not and on or before the Closing Date will not, (x) contravene the Partnership Agreement or (y) subject to obtaining the consents described in Section 3.3 and subject to obtaining, taking or making the actions and filings described in Schedule 3.4, result in the imposition of any Lien upon any assets of FCCI pursuant to, or constitute a breach or default (including any event that, with the passage of time or giving of notice, or both, would become a breach or default) under or give rise to a right of termination, cancellation, first refusal or acceleration under any applicable Legal Requirement or any judgment, injunction, order, decree, contract, license, lease, indenture, mortgage, loan agreement, note or other agreement or instrument as to which FCCI is a party or by which any of its properties may be bound, the effect of which would be to materially impair the ability of FCCI to perform its obligations under this Agreement.

                  (b) FCCI is not in breach or default (including any event that, with the passage of time or giving of notice, or both, would become a breach or default) under any Cable System Contract or contract by which any of its assets may be bound, the effect of which would be to impair the ability of FCCI in any material respect to operate any Cable System as presently operated.

                  SECTION 3.6. BINDING EFFECT. This Agreement has been duly executed and delivered by FCCI, and when executed by the parties hereto, this Agreement constitutes a valid and binding obligation of FCCI, enforceable against FCCI in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                  SECTION 3.7.  SYSTEMS; AUTHORIZATIONS; LICENSES.

                  (a) Each Local Authorization (x) is in all material respects validly held by FCCI in accordance with and as required by the terms thereof and according to all material applicable Legal Requirements and (y) is in all material respects in full force and effect and has not been revoked or canceled and FCCI is in material compliance therewith. To the


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knowledge of FCCI; no proceeding to revoke, cancel or modify in any manner any such Local Authorization has been initiated or threatened in writing.

                  (b) Each FCC License (x) is in all material respects validly held by FCCI in accordance with and as required by the terms thereof and according to all material applicable Legal Requirements and (y) is in all material respects in full force and effect and has not been revoked or canceled and FCCI is in material compliance therewith. To the knowledge of FCCI, no proceeding to revoke, cancel or modify in any manner any such FCC License has been initiated or threatened in writing.

                  SECTION 3.8. ASSETS. FCCI has good and marketable title to, or a valid leasehold or license interest in, all assets purported to be owned, leased or licensed by FCCI which constitute the Cable Systems, free and clear of all Liens other than Permitted Liens and other than any Liens which shall be fully satisfied, discharged and released effective as of the Closing. Each Bill of Sale is sufficient to transfer to the identified Purchaser good and, subject to Permitted Liens, marketable title to the Cable Systems to be acquired by such Purchaser as set forth on Schedule 2.1.

                  SECTION 3.9. INTELLECTUAL PROPERTY. To the knowledge of FCCI, the conduct of its business does not infringe upon the patents, trademarks, trade names or other intellectual property rights of any Person, with such exceptions as would not result in a Material Adverse Effect.

                  SECTION 3.10.  CABLE SYSTEM CONTRACTS.

                  (a) FCCI is not in material default or breach of any Cable System Contract and, to the knowledge of FCCI, (i) there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach and (ii) no other party to such Cable System Contract is in default or breach thereunder.

                  (b) The real property and personal property which are the subject of leases that constitute Cable System Contracts are currently used in the construction, operation or maintenance of the FCCI business.

                  SECTION 3.11. LITIGATION. There are no actions, suits or proceedings pending and, to the knowledge of FCCI, there are no claims, grievances, governmental investigations, actions, suits or proceedings threatened, against or affecting FCCI with respect to its business at law or in equity or before or by any Governmental Authority, or before or by an arbitrator or arbitration board which would have a Material Adverse Effect or materially delay the Closing. Except as set out in Schedule 3.11, there are no judgments, decrees or orders outstanding against FCCI with respect to its business or any of the Cable Systems or the Sale.

                  SECTION 3.12. COMPLIANCE WITH LEGAL REQUIREMENTS. (i) FCCI is in compliance with all applicable Legal Requirements and (ii) FCCI's business is being conducted in compliance with all applicable Legal Requirements, with such exceptions to


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clauses (i) and (ii) as would not have a Material Adverse Effect or materially delay the Closing.

                  SECTION 3.13. REPORTS AND FINANCIAL STATEMENTS. FCCI has filed all reports required to be filed with the Securities Exchange Commission ("SEC") since January 1, 1994 (collectively, the "FCCI SEC Reports"), and has previously furnished or made available to the Purchasers true and complete copies of all the FCCI SEC Reports. None of the FCCI SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the FCCI SEC Reports presents fairly, in all material respects, the consolidated financial position of FCCI as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly, in all material respects, the results of operations and the changes in financial position of FCCI for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. All of the FCCI SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder.

                  SECTION 3.14. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of FCCI who might be entitled to any fee or commission from FCCI or any Purchaser in connection with the execution, delivery or performance of this Agreement or the Sale.


                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

                  The Purchasers, severally and not jointly, represent and warrant to FCCI that:

                  SECTION 4.1. EXISTENCE AND POWER. Each Purchaser, except Community Cable, is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Community Cable is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 4.2. AUTHORIZATION. Each Purchaser has the partnership power to enter into this Agreement and to consummate the acquisition of the Cable System(s) to be acquired by it in the Sale. The execution and delivery by each Purchaser of this Agreement and the consummation by each Purchaser of the Sale has been duly authorized by all necessary partnership action.



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                  SECTION 4.3.  GOVERNMENTAL AUTHORIZATION. The execution and delivery of this Agreement by each Purchaser, and the performance by each Purchaser of this Agreement, and the consummation by each Purchaser of the acquisition of the Cable System(s) to be acquired by it in the Sale, require no material action by or in respect of, or material filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act, and the Local Authorizations.

                  SECTION 4.4. NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by each Purchaser, and the consummation by each Purchaser of the acquisition of the Cable System(s) to be acquired by it in the Sale, do not or on or before the Closing Date will not, (a) contravene the partnership agreement of any Purchaser or (b) subject to obtaining the consents described in Schedule 4.4 constitute a breach or default (including any event that, with the passage of time or giving of notice, or both, would become a breach or default) under or give rise to a right of termination, cancellation, first refusal or acceleration under any applicable material Legal Requirement or any material judgment, injunction, order, decree, contract, license, lease, indenture, mortgage, loan agreement, note or other agreement or instrument as to which any Purchaser is a party or by which any of its properties may be bound, the effect of which would be to materially impair the ability of any Purchaser to perform its obligations under this Agreement.

                  SECTION 4.5. BINDING EFFECT. This Agreement has been duly executed and delivered by each Purchaser, and when executed by the parties hereto, this Agreement constitutes a valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                  SECTION 4.6. LITIGATION. There are no actions, suits or proceedings pending and, to the knowledge of any Purchaser, there are no claims, grievances, governmental investigations, actions, suits or proceedings threatened, against or affecting any Purchaser at law or in equity or before or by any Governmental Authority, or before or by an arbitrator or arbitration board which would materially delay the Closing. There are no judgments, decrees or orders outstanding against any Purchaser with respect to the Sale.

                  SECTION 4.7. COMPLIANCE WITH LEGAL REQUIREMENTS. Each Purchaser is in compliance with all applicable Legal Requirements, except as would not materially delay the Closing.

                  SECTION 4.8. QUALIFICATION OF PURCHASERS. Each Purchaser is and pending Closing will be legally, technically, financially and otherwise qualified under the Communications Act to acquire and operate the Cable Systems. To the knowledge of the Purchasers, there are no facts or proceedings which would reasonably be expected to disqualify any Purchaser under the Communications Act from acquiring or operating the Cable Systems or would cause the FCC to not approve the transfer of control of the FCC Licenses to the applicable Purchasers. No Purchaser has any knowledge of any fact or circumstance relating to any Purchaser or any of their Affiliates that would reasonably be


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expected to (i) cause the filing of any material objection to the FCC application for transfer of control of the FCC Licenses as provided for in this Agreement, or (ii) cause the FCC to deny the FCC application for transfer of control of the FCC Licenses as provided for in this Agreement, or (iii) lead to a delay in the processing of the FCC application for transfer of control of the FCC Licenses as provided for in this Agreement. No waiver of any FCC rule or policy is necessary to be obtained by any Purchaser and/or Affiliates thereof for the grant of the FCC Consents as provided for in this Agreement, nor will processing pursuant to any exception to a rule of general applicability be requested or required in connection with the consummation by any Purchaser of the transactions contemplated hereby.

                  SECTION 4.9. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Purchaser who might be entitled to any fee or commission from any Purchaser in connection with the execution, delivery or performance of this Agreement or the Sale.


                                   ARTICLE V.

                                   CONDITIONS

                  SECTION 5.1. MUTUAL CONDITIONS. The obligations of FCCI on the one hand and the Purchasers on the other to take the actions required to be taken by them pursuant to Article II shall be subject to the satisfaction of each of the following conditions, each of which may be waived by FCCI or the
Purchasers:

                  (a) Any applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated without the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the Sale contemplated by this Agreement in any material respect.

                  (b) No order, stay, judgment or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the Sale in any material respect.

                  (c) All consents required to be obtained in connection with the Sale shall have been obtained and remain in full force and effect.

                  SECTION 5.2   ACCURACY OF REPRESENTATIONS AND WARRANTIES.

                  (a) The obligations of FCCI to take the actions required to be taken by it pursuant to Article II shall be subject to the satisfaction of the following condition, which may be waived by FCCI: the representations and warranties of each of the Purchasers set forth in Article IV shall be true and correct as of the date of this Agreement and as of the Closing except as would not have a Material Adverse Effect on the ability of any Purchaser to consummate the transactions contemplated hereby.



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                  (b) The obligations of each Purchaser to take the actions
required to be taken by it pursuant to Article II shall be subject to the satisfaction of the following condition, which may be waived by the Purchasers: the representations and warranties of FCCI set forth in Article III shall be true and correct as of the date of this Agreement and as of the Closing except as would not have a Material Adverse Effect on (i) the ability of any Purchaser to consummate the transactions contemplated hereby or (ii) the business, operations, financial condition or results of operation of FCCI.

                  SECTION 5.3. ADDITIONAL CONDITION TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to take the action required to be taken by them pursuant to Article II shall be subject to the receipt by each Purchaser of financing in an amount necessary to satisfy each Purchaser's obligations under Article II and the performance by each other Purchaser of its obligations hereunder.


                                   ARTICLE VI.

                                    COVENANTS

                  SECTION 6.1. PRESERVATION OF BUSINESS. Except as contemplated by this Agreement, FCCI will use its best efforts to preserve its business organization intact, to keep available to the Purchasers the services of its present employees, and to preserve for the Purchasers the goodwill of the suppliers, customers and others having business relations with FCCI.

                  SECTION 6.2. CONSUMMATION OF THE SALE. Each of the parties hereto agrees that it shall, prior to, on and after the Closing, take or cause to be taken and cause their respective affiliates to take or cause to be taken such actions, and execute, deliver and file or cause to be executed, delivered and filed, such certificates, documents and instruments, and obtain such consents, as may be necessary or reasonably requested in connection with the consummation of the Sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.


                                  ARTICLE VII.

                                  MISCELLANEOUS

                  SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing by FCCI or any Purchaser if the Sale shall not have been consummated on or before December 31, 1997, unless the failure to consummate the Sale is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the December 31, 1997 termination date shall be extended to March 31, 1998 if (i) all conditions to the Closing have been satisfied on or before December 31, 1997 except the receipt of one or more required Local Authority

Consents and (ii) the General Partner, in its reasonable judgment, believes that the pending Local Authority Consents are likely to be obtained on or before March 31, 1998.

                  SECTION 7.2. EXPENSES. Except as expressly set forth herein, the fees and expenses (including the fees of any lawyers, accountants, investment bankers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the Sale is consummated will be borne by the party incurring such expenses. Any expenses of the Purchasers generally will be paid by each Purchaser on a pro rata basis by the Purchasers (based on the relative purchase price as allocated on Schedule 2.1). Any charges, taxes, user fees or other similar costs or expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be allocated among the parties in a manner that is customary for agreements of this type.

                  SECTION 7.3. HEADINGS. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. References to Sections, Schedules and Exhibits, unless otherwise indicated, are references to Sections, Schedules and Exhibits hereof.

                  SECTION 7.4. ASSIGNMENT. This Agreement and all provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors, however, neither this Agreement nor any right, interest, or obligation hereunder may be assigned by FCCI (other than by operation of law) without the prior written consent of each Purchaser, and any such assignment or purported assignment without such consent shall be void.

                  SECTION 7.5. ENTIRE AGREEMENT. This Agreement embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings with respect thereto.

                  SECTION 7.6.  AMENDMENT; WAIVER.

                  (a) This Agreement may only be amended or modified in writing signed by the party against whom enforcement of any such amendment or modification is sought.

                  (b) Any party hereto may, by an instrument in writing, waive compliance with any term or provision of this Agreement on the part of such other party hereto. The waiver by any party hereto of a breach of any term or provision of this Agreement will not be construed as a waiver of any subsequent breach.

                  SECTION 7.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original. All signatures need not be on one counterpart.

                  SECTION 7.8. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

                  SECTION 7.9. SEVERABILITY. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby, and FCCI and the Purchasers will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which insofar as practicable implement the purposes and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                  SECTION 7.10. THIRD PERSON BENEFICIARIES. This Agreement is not intended and shall not be construed to confer upon any Person (other than FCCI and the Purchasers) any rights or remedies whatsoever.

                  SECTION 7.11. SPECIFIC PERFORMANCE. The Purchasers and FCCI recognize that any breach of any covenant or agreement contained in this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any non-breaching party will be entitled to enforce the agreements and covenants contained herein of the Purchasers and FCCI, as the case may be, by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         FALCON CLASSIC CABLE INCOME
                                         PROPERTIES, L.P., A CALIFORNIA
                                         LIMITED PARTNERSHIP

                                         By:    Falcon Classic Cable Investors,
                                                L.P., General Partner

                                         By:    Falcon Holding Group, L.P.,
                                                General Partner

                                         By:    Falcon Holding Group, Inc.
                                                General Partner

                                         By:    MICHAEL K. MENEREY
                                                ---------------------------
                                         Name:  Michael K. Menerey
                                         Title: Secretary and Chief
                                                Financial Officer


                                         FALCON COMMUNITY CABLE, L.P.,
                                         A DELAWARE LIMITED
                                         PARTNERSHIP

                                         By:    Falcon Holding Group, L.P.,
                                                General Partner

                                         By:    Falcon Holding Group, Inc.
                                                General Partner

                                         By:    MICHAEL K. MENEREY
                                                ---------------------------
                                         Name:  Michael K. Menerey
                                         Title: Secretary and Chief
                                                Financial Officer

                                         FALCON CABLE MEDIA, A
                                         CALIFORNIA LIMITED PARTNERSHIP

                                         By:    Falcon Holding Group, L.P.,
                                                General Partner

                                         By:    Falcon Holding Group, Inc.
                                                General Partner

                                         By:    MICHAEL K. MENEREY
                                                ---------------------------
                                         Name:  Michael K. Menerey
                                         Title: Secretary and Chief
                                                Financial Officer


                                         FALCON CABLE SYSTEMS
                                         COMPANY II, L.P., A CALIFORNIA
                                         LIMITED PARTNERSHIP

                                         By:    Falcon Holding Group, L.P.,
                                                General Partner

                                         By:    Falcon Holding Group, Inc.
                                                General Partner


                                         By:    MICHAEL K. MENEREY
                                                ---------------------------
                                         Name:  Michael K. Menerey
                                         Title: Secretary and Chief
                                                Financial Officer

                                  SCHEDULE 2.1

             ALLOCATION OF PURCHASE PRICE AND CABLE SYSTEMS ACQUIRED



        Purchaser                              Cable System                    Purchase Price
        ---------                              ------------                    --------------

Falcon Community Cable                   Redmond, Oregon                       $ 6,200,000

Falcon Cable Media                       Burke County, North                   $19,000,000
                                         Carolina

Falcon Community Cable                   Somerset, Kentucky                    $31,000,000

Falcon Cable Media                       Centreville, Maryland                 $23,000,000

Falcon Cable Systems
Company II, L.P.                         California City, California           $ 2,800,000
                                                                               -----------
                                                                   TOTAL       $82,000,000
                                                                               ===========







                                 Sched. 2.1 -- 1

                                  SCHEDULE 3.4

                 CONSENTS REQUIRED UNDER CABLE SYSTEM CONTRACTS


                                              GOVERNMENTAL AUTHORITIES
  CABLE SYSTEM                                   REQUIRED TO CONSENT
  ------------                                ------------------------
Burke County, NC                              Burke County, NC
                                              Connelly Springs, NC
                                              Drexel, NC
                                              Glen Alpine, NC
                                              Rutherford College, NC
                                              Valdese, NC

California City, CA                           California City, CA

Centreville, MD                               Barclay, MD
                                              Betterton, MD
                                              Centreville, MD
                                              Chestertown, MD
                                              Church Hill, MD
                                              Kent County, MD
                                              Millington, MD
                                              Oxford, MD
                                              Queen Anne's County, MD
                                              Queenstown, MD
                                              Rock Hall, MD
                                              St. Michaels, MD
                                              Sudlersville, MD
                                              Talbot County, MD
                                              Templeville, MD
                                              Trappe, MD

Redmond, OR                                   Redmond, OR

Somerset, KY                                  Adair County, KY
                                              Burnside, KY
                                              Columbia, KY
                                              Eubank, KY
                                              Ferguson, KY
                                              Laurel County, KY
                                              Lincoln County (Eubank), KY
                                              Lincoln County (McKinney), KY
                                              Pulaski Co. (Burnside), KY
                                              Pulaski Co. (North), KY
                                              Science Hill, KY
                                              Somerset, KY


                                 Sched. 3.4 -- 1

                                  SCHEDULE 4.4

                               PURCHASER CONSENTS

1.       Consent from the FHGLP bank group.

2. Consent from the Board of Representatives and partners of FHGLP pursuant to its Third Amended and Restated Agreement of Limited Partnership.



                                 Sched. 4.4 -- 1